                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary proxy statement.

     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a- 6(e)(2)).

     [X]  Definitive proxy statement.

     [ ]  Definitive additional materials.

     [ ]  Soliciting material pursuant to Rule 14a-12

                        Community Shores Bank Corporation
                (Name of Registrant as Specified in Its Charter)

  ____________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:

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          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing Party:

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          (4) Date Filed:

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

                                     [LOGO]

                              1030 W. NORTON AVENUE
                            MUSKEGON, MICHIGAN 49441

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2006

TO OUR SHAREHOLDERS:

     The 2006 annual meeting of the shareholders of Community Shores Bank Corporation will be held at the Muskegon Country Club at 2801 Lakeshore Drive, in Muskegon, Michigan, on Thursday, May 11, 2006, at 2:00 p.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

     1. Election of three Class II directors, each for a three year term, as detailed in the accompanying proxy statement.

     2. Ratification of the appointment of Crowe Chizek and Company LLC as the Company's independent registered public accountants for 2006.

     3. To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

     All holders of record of shares of common stock at the close of business on Friday, March 17, 2006 are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

     YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE WOULD APPRECIATE RECEIVING YOUR PROXY BY THURSDAY, MAY 4, 2006.

                                        By Order of the Board of Directors,


                                        Jose A. Infante
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Dated: April 13, 2006

                        COMMUNITY SHORES BANK CORPORATION
                              1030 W. NORTON AVENUE
                            MUSKEGON, MICHIGAN 49441

                                                                  April 13, 2006

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Community Shores Bank Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of its shareholders to be held on Thursday, May 11, 2006, at 2:00 p.m., at the Muskegon Country Club at 2801 Lakeshore Drive, Muskegon, Michigan, and at any and all adjournments or postponements of the meeting. It is expected that the proxy materials will be mailed to shareholders on or about April 13, 2006.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by the proxy will be voted at the annual meeting or any adjournment or postponement of the meeting.

     The entire cost of soliciting proxies will be borne by the Company. Directors, officers, or other employees of the Company or its subsidiary, Community Shores Bank (the "Bank"), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Company.

     The Board of Directors, in accordance with the Bylaws, has fixed the close of business on March 17, 2006 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any and all adjournments or postponements of the meeting.

     At the close of business on the record date, the outstanding number of voting securities of the Company was 1,436,800 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than fifteen. The Board of Directors has presently fixed the number of directors at nine. The Articles of Incorporation and Bylaws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

     The Board of Directors has nominated John C. Carlyle, Dennis L. Cherette and Roger W. Spoelman as Class II directors for three year terms expiring at the 2009 annual meeting and upon election and qualification of their successors. Each of the nominees is presently a Class II director of the Company whose term expires at the 2006 annual meeting of the shareholders. The other members of the Board, who are Class I and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2007 or 2008 annual meeting.

     It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the three nominees. The proposed nominees for election as director are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees. The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected. Votes withheld and broker non-votes are not counted toward a nominee's total.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of the Company's common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock as of February 15, 2006.

                                                          PERCENT OF
                                             AMOUNT          CLASS
                                          BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED          OWNED
------------------------------------      ------------   ------------
Gordon H. Girod Trust and its trustees,      100,000         7.0%
   Norma J. Girod, Stephen J. Girod
   and Gerald J. Girod
   3677 Lakeshore Drive North
   Holland, Michigan 49424 (1)
Bruce J. Essex, Jr.
   and Muskegon Castings Corp.
   1985 E. Laketon Avenue                     87,750         6.1%
   Muskegon, Michigan 49442 (2)
Jose A. Infante
   1030 W. Norton Avenue                      78,283         5.3%
   Muskegon, Michigan 49441 (3)

(1) This information is based on a Schedule 13G dated January 30, 2006 filed by the Gordon H. Girod Trust and its trustees, Norma J. Girod, Stephen J. Girod and Gerald J. Girod. The Schedule 13G discloses that the trust has sole voting and dispositive power for these 100,000 shares, and that each of the trustees has shared voting and dispositive power for these 100,000 shares. The Schedule 13G discloses the address set forth in the table for the trust and Mr. Gerald Girod, for Mrs. Norma Girod, 2207 Lanco Drive, N.W. Grand Rapids, Michigan 49504, and for Mr. Stephen Girod, 673 Lakeside Drive, Macatawa, Michigan 49434.

(2) This information is based on a Schedule 13G dated December 2, 2005 filed by Bruce J. Essex, Jr. and Muskegon Castings Corp. The Schedule 13G discloses that Mr. Essex has sole voting and dispositive power for these 87,750 shares. The Schedule 13G discloses that Muskegon Castings Corp. owns 75,000 of these shares, which is 5.2% of the Company's outstanding shares, and that Mr. Essex is the Chairman of the Board, President, Chief Executive Officer, and a substantial majority owner of Muskegon Castings Corp. Mr. Essex's father, Bruce J. Essex, is a member of the Board of Directors of the Company.

(3) Includes 40,000 shares that Mr. Infante has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan, and 10,200 shares that Mr. Infante owns under the Bank's 401(k) Plan. Includes also 998 shares owned by Mr. Infante's spouse.

     The following table presents information regarding the beneficial ownership of the Company's common stock, as of February 15, 2006, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

                                                            PERCENT OF
                                               AMOUNT          CLASS
                                            BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                      OWNED (1)     OWNED (12)
------------------------                    ------------   ------------
Gary F. Bogner                               31,930(2)(3)       2.2%
John C. Carlyle                              29,000(2)          2.0%
Robert L. Chandonnet                         67,630(2)          4.7%
Dennis L. Cherette                           18,500(2)(4)       1.3%
Bruce J. Essex                               25,295(2)(5)       1.8%
Jose A. Infante                              78,283(6)          5.3%
Joy R. Nelson                                 7,630(2)(7)          *
Bruce C. Rice                                 3,000(2)             *
Roger W. Spoelman                             2,000(2)             *
Heather D. Brolick                           33,373(8)          2.3%
Ralph R. Berggren                            34,581(9)          2.4%
Tracey A. Welsh                               8,824(10)            *
All directors and executive officers
   of the Company as a group (12 persons)   340,046(11)        21.7%

*    Less than one percent

(1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses and children or grandchildren of, or various trusts established by, the person indicated.

(2) Includes for Messrs. Bogner, Carlyle, Chandonnet, Cherette, and Essex 4,000 shares, and for Mrs. Nelson and Messrs. Rice and Spoelman, 2,000 shares, that the director has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's stock option plans for non-employee directors.

(3)  Includes 1,800 shares owned by Mr. Bogner's spouse.

(4) Includes 14,500 shares that are owned by a corporation that is 50% owned by Mr. Cherette, and over which he shares voting and dispositive power.

(5) Includes 6,250 shares owned by Port City Die Cast, a corporation solely owned by Mr. Essex; and 700 shares owned by Mr. Essex's spouse.

(6) Includes 40,000 shares that Mr. Infante has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan, and 10,200 shares that Mr. Infante owns under the Bank's 401(k) Plan. Includes also 998 shares owned by Mr. Infante's spouse.

(7)  Includes 1,130 shares held by Mrs. Nelson's spouse.

(8) Includes 28,000 shares that Ms. Brolick has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan, 2,673 shares that Ms. Brolick owns under the Bank's 401(k) Plan, and 200 shares owned by her spouse.

(9) Includes 28,000 shares that Mr. Berggren has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan, 781 shares that Mr. Berggren owns under the Bank's 401(k) Plan, and 800 shares owned by his spouse.

(10) Includes 7,500 shares that Ms. Welsh has the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan, and 1,224 shares that Ms. Welsh owns under the Bank's 401(k) Plan.

(11) Includes 129,500 shares that such persons have the right to acquire within 60 days of February 15, 2006 pursuant to the Company's 1998 Employee Stock Option Plan or Director Stock Option Plan, and 14,878 shares that such persons own under the Bank's 401(k) Plan.

(12) The percentages shown are based on the 1,436,800 shares of the Company's common stock outstanding as of February 15, 2006, plus the number of shares that the named person or group has the right to acquire within 60 days of February 15, 2006.

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each director, nominee as a director, and executive officer of the Company. Each of the directors of the Company and nominees is currently a director of the Company as well as a director of the Bank.

                                                                                         HAS SERVED
                                                                                             AS       YEAR WHEN TERM
NAME, AGE, AND POSITION WITH                                                              DIRECTOR     AS A DIRECTOR
THE COMPANY AND THE BANK                                                                    SINCE         EXPIRES
----------------------------                                                             ----------   --------------
Gary F. Bogner, 63, Director                                                                1998           2008
John C. Carlyle, 67, Director                                                               1998           2006
Robert L. Chandonnet, 61, Director                                                          1998           2008
Dennis L. Cherette, 51, Director                                                            1998           2006
Bruce J. Essex, 56, Director                                                                1998           2007
Jose A. Infante, 53, Chairman of the Board, President and Chief Executive Officer of
   the Company, Vice Chairman of the Board of the Bank                                      1998           2008
Joy R. Nelson, 68, Director                                                                 1998           2008
Bruce C. Rice, 51, Director                                                                 2005           2007
Roger W. Spoelman, 53, Director                                                             2005           2006
Heather D. Brolick, 46, Senior Vice President and Secretary of the Company, President,
   Chief Operating Officer, Secretary and a Director of the Bank
Ralph R. Berggren, 53, Senior Vice President of the Company, Senior Vice President and
   Chief Lending Officer of the Bank
Tracey A. Welsh, 40, Senior Vice President, Chief Financial Officer and Treasurer of
   the Company, Senior Vice President and Chief Financial Officer of the Bank

     The Company's executive officers are generally elected each year at the annual meeting of the Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of the Board of Directors.

     The business experience of each of the directors, nominees and executive officers of the Company for at least the past five years is summarized below:

     GARY F. BOGNER (Director) is a lifelong resident of Muskegon County. Mr. Bogner became a pilot for Northwest Airlines in the late 1960s, and is now retired. While a pilot, he began investing in real estate in Muskegon County. He obtained his Michigan Real Estate Broker license in 1971 and his contractor license in 1975. Mr. Bogner continued to invest in commercial real estate throughout the 1980s and 1990s. He owns several commercial and residential real estate developments primarily in Muskegon County. His largest real estate holdings consist of two mobile home parks, Park Meadows and Timberline Estates. Mr. Bogner resides in North Muskegon.

     JOHN C. CARLYLE (Director) is of counsel to the law firm of Varnum, Riddering, Schmidt and Howlett LLP. He joined the law firm in 1990 and his office is located in Grand Haven, Michigan. Mr. Carlyle is also a certified public accountant. From 1978 to 1996, Mr. Carlyle served as a member of the Board of Directors of Old Kent Bank of Grand Haven. He resides in Spring Lake, Michigan.

     ROBERT L. CHANDONNET (Director) is the owner and President of The Nugent Sand Company, Inc. ("Nugent Sand"), which provides foundry sand to many foundries in the Great Lakes Region. Mr. Chandonnet has worked in the foundry industry since 1966. He began working at Nugent Sand as Sales Manager in 1980, and progressed to President of Nugent Sand in 1989. Mr. Chandonnet purchased Nugent Sand from the prior owners in 1989. He is a member of the National Industrial Sand Association, American Foundry Society, Muskegon Country Club, and serves on the Board of the Muskegon County Catholic Education Foundation.

     DENNIS L. CHERETTE (Director) is the President and an owner of Investment Property Associates, Inc. ("IPA"), located in Grand Haven, Michigan. IPA has a 20-year history in development and management of apartment communities, medical facilities, professional office buildings, banks, and retail shopping centers. Mr. Cherette founded IPA in 1985 as a real estate development, brokerage and consulting company. Mr. Cherette also is one of the two owners and founders of IPA Management, Inc., a full service property management company with a history of management for the benefit of both property owners and investors. Since 1977, Mr. Cherette has been involved in various aspects of real estate brokerage, development and management. Additionally, he has served as a consultant for both national and regional corporations with consultancy assignments in 22 major metropolitan markets across the United States. In 1987, Mr. Cherette was awarded the Certified Commercial Investment Member (CCIM) designation by the Commercial Investment Real Estate Council of the Realtors National Marketing Institute, affiliated with the National Association of Realtors. Mr. Cherette serves on a number of committees and boards throughout West Michigan.

     BRUCE J. ESSEX (Director) is Chairman of Port City Die Cast. From 1982 until 2001, Mr. Essex owned and operated the Port City Group, a group of companies including Port City Die Cast, Port City Metal Products, Muskegon Casting Corp., and Mirror Image Tool. Mr. Essex has over 35 years experience in the die casting industry and currently serves on the Plastic Technology Business Advisory Council of the Michigan Job Commission. Mr. Essex is a member of the Muskegon Heights/Goodwill Technology Group. He is a principal in Port City Custom Plastics and Port City Castings Corporation, and serves as a Director on the Board of Reid Tool. He is also a principal in Buck Snort Products, a rustic hardware and furnishings retail store.

     JOSE A. INFANTE (Chairman of the Board, President and Chief Executive Officer of the Company, and Vice Chairman of the Bank) has been in banking since 1970. Mr. Infante has experience in both retail and commercial aspects of banking. Thirty-two of his thirty-three years of financial services experience are with West Michigan area financial institutions including Old Kent Bank, FMB-Lumberman's, and Huntington National Bank. Mr. Infante has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1998. He served as Chairman of the Board, President and Chief Executive Officer of the Bank from early 1999, when the Bank commenced business, through September of 2003, and has served as Vice Chairman of the Bank since September of 2003. Mr. Infante is a member of the Board of Trustees of Grand Valley State University, a member of the Board of the Kent, Ottawa and Muskegon Counties Foreign Trade Zone, the Muskegon Country Club, the Muskegon Independent Film Festival, the Muskegon Employers Association, the Muskegon YMCA, the Muskegon Osteopathic Foundation, and the Hackley Cornerstone Foundation. Previously he served on the Boards of Muskegon United Way, West Shore Symphony Orchestra, Greater Muskegon Urban League, Churchill Porter Athletic Association, Muskegon Growth Alliance, Mercy General Health Partners, and Muskegon & Grand Rapids Jaycees. He also was a weekly TV commentator on WZZM/ABC "Your Money".

     JOY R. NELSON (Director) retired from Huntington Bank in 1998 with 40 years experience in the Muskegon market area. She began her career in 1958 with National Lumberman's Bank, later known as FMB-Lumberman's. During her tenure with FMB-Lumberman's, she held various positions including Retail Branch Manager, Vice President of Branch Administration, Trust Department Head and Vice President in charge of Private Banking. She was a member of FMB-Lumberman's Senior Management Team from 1983 to 1998. Mrs. Nelson is on the Board of Baker College of Muskegon and is past President of Hospice of Muskegon, Oceana, Inc. She has previously held positions with numerous civic organizations including Chairperson of Muskegon/Oceana Red Cross, Co-Chair of the United Way Campaign of Muskegon, Vice President of the Board of Mercy Hospital, Committee member of Muskegon County Heart Walk, member of the Nominating Committee of Pine & Dunes Girl Scouts, and Chairperson of the Workforce Development Board of Muskegon County.

     BRUCE C. RICE (Director) is President of ESCO Company, a chemical manufacturer, located in Muskegon County. He has served as President since 1999. He joined ESCO in 1991 and served as the company's Vice President of Administration and Finance before becoming President. Mr. Rice, who is a CPA, was employed by Shaw-Walker company from 1987 to 1991, where he served as its Manager of Internal Audit, and later as the company's corporate comptroller. He also worked for the firm of BDO Siedman in Muskegon, from 1984 to 1987. Mr. Rice, a longtime Muskegon resident, received his Bachelor of Business Administration from Grand Valley State University in 1983, and his Master of Business Administration from the same school in 2001. Mr. Rice serves on a number of local non-profit Boards. He is a trustee for the Community Foundation of Muskegon County, past Board Chair at United Way of Muskegon County, member of Muskegon Rotary, and is on the Leadership Council at St. Mark's Lutheran Church.

     ROGER W. SPOELMAN (Director) is President and CEO of Mercy General Health Partners in Muskegon. This regional hospital is one of the major employers in Muskegon County. Mr. Spoelman has served as its President since 1998. Previously Mr. Spoelman was president and CEO of Muskegon General Hospital from 1987 to 1998, when it merged with Muskegon Mercy Community Health Care System. Mr. Spoelman had worked for Muskegon General Hospital since 1981, serving as its director of Cardiac Laboratory and Cardiac Rehabilitation, Director of Community Relations/Marketing Development and later, Executive Vice President. Mr. Spoelman had previously served in the YMCA system from 1977 to 1981, first at the Muskegon YFCA, and later as Executive Director for the YMCA in Plattsburg, New York. Mr. Spoelman earned his Bachelor of Arts Sociology and Secondary Education from Trinity College and his Master of Business

Administration from California Coast University. Mr. Spoelman serves on a number of Boards. Currently he is on the Board of International Aid, Michigan Health and Hospital Association, Muskegon Community Health Project, United Way of Muskegon County, Muskegon General Osteopathic Foundation, Muskegon Family Services Center, Inc., the Cochlan Group, and Westshore Health Network Physicians Hospital Association. He is past chair of the American Red Cross of Muskegon/Oceana and is a member of Rotary. Previously he served on the Reeths Puffer School Board, and as a member of the Board of Alliance for Health and American Osteopathic Healthcare Associates. Mr. Spoelman is a facilitator and trainer for Management by Strengths.

     HEATHER D. BROLICK (Senior Vice President and Secretary of the Company and President, Chief Operating Officer, Secretary, and a Director of the Bank) has over 25 years of commercial banking experience. Ms. Brolick has served as Senior Vice President of the Company since 1998, President and Chief Operating Officer of the Bank since September of 2003, a member of the Board of Directors of the Bank since December of 2003, and Secretary of the Company, and Secretary and Cashier of the Bank since 2000. She also served as Senior Vice President Retail Lending and Operations of the Bank from 1999 through September of 2003, and Chief Operating Officer of the Bank from 2001 through September of 2003. Ms. Brolick is a Board member of Hospice of Muskegon-Oceana, an Ambassador with the Tri-Cities Chamber of Commerce and a Board member and Treasurer of the West Shore Symphony Orchestra.

     RALPH R. BERGGREN (Senior Vice President of the Company and Senior Vice President and Chief Lending Officer of the Bank) has over 30 years of commercial banking experience in the West Michigan area. Mr. Berggren has served as Senior Vice President of the Company since 1998, and as Senior Vice President and Senior Lender of the Bank since it commenced business in early 1999. Mr. Berggren also served as Secretary of the Company from 1998 through early 2000, and as Secretary and Cashier of the Bank from 1999 through 2000. Mr. Berggren is active in the Muskegon community, serving as past President of Muskegon Civic Theatre, a Salvation Army Board member, and a member of the Finance Committee of the Muskegon Country Club.

     TRACEY A. WELSH (Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank) is a certified public accountant and has 16 years of bank accounting experience. Ms. Welsh joined the Company in 1998, before its initial public offering. She served as Controller of the Bank from early 1999, when the Bank commenced operations, until January of 2002. From 2002 through November of 2003, Ms. Welsh served as Vice President, Chief Financial Officer and Treasurer of the Company and Vice President and Chief Financial Officer of the Bank; and since November 26, 2003 has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank. She is a member of the AICPA and serves on the Michigan Bankers Association's Funds Management Committee. Ms. Welsh is a Board member of Child and Family Services of Muskegon and the Timberland Academy in Muskegon.

INDEPENDENCE OF DIRECTORS

     Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In February of 2006, the Company reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family, and the Company and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the annual meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Infante, who is not considered independent because of his employment as an executive officer of the Company.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     The Company has a process for shareholders to send communications to the Board of Directors. Such communications should be sent to the Secretary of the Company. Shareholder communications may be directed to the Board of Directors or to specific individual directors. The Secretary of the Company has discretion to screen and not forward to directors communications that the Secretary determines in her discretion to be communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene or otherwise inappropriate. The Secretary collects and organizes all security holder communications that are not forwarded to the directors, and such communications are available to any director upon request.

     The Board of Directors has a policy that states that all directors are expected to attend each annual meeting of the shareholders of the Company unless compelling personal circumstances prevent attendance. Nine of the Company's directors attended last year's annual meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company has standing Audit, Compensation, and Governance Committees of the Board of Directors.

     AUDIT COMMITTEE. The members of the Audit Committee consist of John C. Carlyle, Joy R. Nelson, Bruce C. Rice and Roger W. Spoelman. The functions of the Audit Committee are described below under the heading "Audit Committee Report."

     COMPENSATION COMMITTEE. The members of the Compensation Committee consist of Robert L. Chandonnet, Bruce J. Essex, Joy R. Nelson, Bruce C. Rice and Roger
W. Spoelman. Each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors compensation and benefits for officers of the Company. At present, all officers of the Company are also officers of the Bank; and the members of the Compensation Committee of the Company are also the members of the Compensation Committee of the Bank.

     GOVERNANCE COMMITTEE. The members of the Governance Committee consist of John C. Carlyle, Robert L. Chandonnet and Gary F. Bogner. The Governance Committee assists the Board of Directors in fulfilling its responsibilities on matters related to the Company's corporate governance principles and procedures. The Governance Committee's responsibilities include recommending candidates for service on the Board of Directors, making recommendations regarding the composition of the Board of Directors and its committees, monitoring the process to assess Board effectiveness and developing, implementing and updating the Company's corporate governance guidelines. The Governance Committee has a charter. A copy of the charter is available on the Company's website at www.communityshores.com. Each member of the Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market.

     The Governance Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Governance Committee in care of the Secretary of the Company, 1030 W. Norton Avenue, Muskegon, Michigan 49441. Recommendations of nominees should be received by the Secretary of the Company at least 120 days before the anniversary date of the immediately preceding annual meeting of shareholders. Each recommendation should include (i) the name and address of the shareholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each nominee being recommended; (iii) the principal occupation or employment of each nominee being recommended; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee being recommended, and by the recommending shareholder; (v) any other information concerning each nominee being recommended that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934;
(vi) that the recommendation is that the Board of Directors or Governance Committee consider, nominate, and present the nominees to the shareholders as nominees of the Board of Directors, and whether the shareholder intends to nominate the nominee directly at a meeting of the shareholders; (vii) whether the shareholder and the nominees being recommended do or do not intend to solicit proxies from other shareholders to vote at a meeting of shareholders and a description of the intended solicitation; and (viii) the executed consent of each nominee being recommended to serve as a director of the Company if elected. The Governance Committee intends to consider every nominee recommended by a shareholder in accordance with the notice requirement and procedures described above. In addition, the Governance Committee may also, in its discretion, consider informal suggestions by shareholders of possible nominees.

     Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Governance Committee for its consideration, must comply with the advance notice and other requirements presently set forth in Article IV of the Company's Articles of Incorporation.

     The Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Board committee performing the nominating committee functions and the Board of Directors. Generally, candidates have been members of the West Michigan community who have been known to one or more of the Board members. The Governance Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate's independence, personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company's shareholders. Although the Governance Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Governance Committee by a shareholder.

     During 2005, there were a total of 12 meetings of the Board of Directors of the Company. During 2005, there were six meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Governance Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors of the Company of which he or she was a member, held in 2005 during the period that the director served.

DIRECTOR COMPENSATION

     During 2005, the non-employee directors were paid a $1,500 retainer, and for each meeting of the Board of Directors of the Company or the Bank that they attended, and each meeting of a committee of either Board that they attended, they received a $200 fee. The Chairmen of the Audit Committee, Compensation Committee and the Governance Committee received an additional $50 for each of these meetings that they chaired. The Chairman of the Board of the Bank received an additional $150 for each meeting of the Board of Directors that he chaired. For 2006, the non-employee directors are paid a $2,000 retainer and $250 fee per meeting that they attend. The Chairman of each committee of the Board of Directors of the Company or the Bank receives an additional $50 fee for each of these meetings that he or she chairs. The Chairman of the Board of the Bank receives an additional $150 for each meeting of the Board of Directors that he chairs. When meetings are held on the same day of the Boards of Directors of the Company and the Bank, or of committees of each having the same name or performing similar functions, directors and chairmen usually receive only one meeting and chairman fee for the two Board or committee meetings.

                             AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference.

     Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

     -    the accounting and financial reporting process;

     -    audits of financial statements;

     -    internal accounting and disclosure controls; and

     -    the internal audit functions.

     In carrying out its responsibilities, the Audit Committee supervises the relationship between the Company and its independent auditors, including having direct responsibility for their appointment, compensation and retention, and reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

     The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is available on the Company's website
(www.communityshores.com).

     Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2005 with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

     The Audit Committee reviewed with the Company's Independent Registered Public Accounting Firm, Crowe Chizek and Company LLC ("Crowe Chizek"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Crowe Chizek the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1

(Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

     The Audit Committee also discussed with the Company's internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed the Company's independent auditors for 2006.

                                        Audit Committee

                                        John C. Carlyle
                                        Joy R. Nelson
                                        Bruce C. Rice
                                        Roger W. Spoelman

SUMMARY COMPENSATION TABLE

     The following table details the compensation earned or paid to the named executive officers for the three years ended December 31, 2005.

                                                             ANNUAL              LONG TERM
                                                          COMPENSATION         COMPENSATION     ALL OTHER
                                                   -------------------------   ------------   COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR    SALARY     BONUS       OPTIONS          (1)
---------------------------                        ----   --------   -------   ------------   ------------
Jose A. Infante                                    2005   $186,500   $     0         0           $7,881
   Chairman of the Board, President and            2004    186,500    21,785         0            8,642
   Chief Executive Officer of the                  2003    182,712         0         0            8,222
   Company, and Vice Chairman of the Bank
Heather D. Brolick                                 2005   $172,635   $43,750         0           $9,208
   Senior Vice President and Secretary of          2004    155,927    32,000         0            7,017
   the Company, President, Chief Operating         2003    122,507         0         0            5,513
   Officer, Secretary and a Director of the Bank
Ralph R. Berggren                                  2005   $127,952   $28,600         0           $6,653
   Senior Vice President of the Company,           2004    116,177    19,892         0            5,251
   Senior Vice President and Chief                 2003    108,801         0         0            4,896
   Lending Officer of the Bank
Tracey A. Welsh                                    2005   $112,099   $25,300         0           $5,783
   Senior Vice President, Chief Financial          2004     95,748    16,422         0            4,309
   Officer and Treasurer of the Company,           2003     87,113         0         0            3,920
   Senior Vice President and Chief
   Financial Officer of the Bank

(1) Consists of the matching contribution made by the Bank to the named executive officer's 401(k) plan account.

OPTIONS GRANTED IN 2005

     No options were granted to any of the executive officers named in the Summary Compensation Table above during the year ended December 31, 2005.

AGGREGATED STOCK OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2005 by the named executive officers and the value of unexercised options at December 31, 2005.

                                                              VALUE OF
                                                            UNEXERCISED
                                             NUMBER OF      IN-THE-MONEY
                                            UNEXERCISED      OPTIONS AT
                      SHARES                 OPTIONS AT      12/31/2005
                     ACQUIRED                12/31/2005          (1)
                        ON        VALUE     EXERCISABLE/    EXERCISABLE/
NAME                 EXERCISE   REALIZED   UNEXERCISABLE   UNEXERCISABLE
----                 --------   --------   -------------   --------------
Jose A. Infante          0          0         40,000/0       $200,800/$0
Ralph R. Berggren        0          0         28,000/0         140,560/0
Heather D. Brolick       0          0         28,000/0         140,560/0
Tracey A. Welsh          0          0          7,500/0          37,650/0

(1) In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $15.02 per share, the average of the closing high bid and low ask prices reported on the Nasdaq Stock Market on December 30, 2005, the last business day of 2005.

CERTAIN TRANSACTIONS

     The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with the Company's directors, executive officers, and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

     As of March 1, 2006, the Bank had outstanding 55 loans and other credit arrangements to directors, executive officers and principal shareholders of the Company and affiliated entities, totaling approximately $11.3 million in aggregate amount outstanding, under commitments totaling approximately $22.2 million.

     On November 4, 2005, the Bank entered into a Purchase Agreement with Williamsburg Court Apartments, LLC, a Michigan limited liability company ("Williamsburg Court"), to purchase 1.25 acres of real property located in Grand Haven, Michigan for $1,125,000. The property includes apartments that the Bank plans to tear down and remove. The purchase was completed on December 16, 2005. The Bank intends on using the land to build a branch for its Grand Haven banking location. Williamsburg Court has advised the Company that it is 50% owned by Walter G. Deardorff and 50% owned by William J. Fettis. Mr. Deardorff is the father of Heather D. Brolick, the Senior Vice President and Secretary of the Company, and the President, Chief Operating Officer, Secretary, and a member of the Board of Directors of the Bank. Mr. Fettis, for many years has owned and operated Investment Property Associates, Inc. ("IPA"), a real estate development, brokerage and consulting company located in Grand Haven with Dennis
L. Cherette. Mr. Cherette is a member of the Board of Directors, the President and a fifty percent owner of IPA, and a member of the Board of Directors of the Company and the Bank, and Vice Chair (a non-officer position) of the Board of Directors of the Bank. Williamsburg Court has advised the Company that prior to July 28, 2005, Mr. Cherette had owned one-half of Mr. Fettis' 50% interest in Williamsburg Court. In addition, effective December 16, 2005, the Bank entered into a Property Management Agreement with Williamsburg Court under which Williamsburg Court agreed to serve as property management agent for the apartments now on the land until they are demolished, or December 31, 2006, whichever occurs first. The Bank has agreed to pay Williamsburg Court $1 per day for its services as property management agent. The Bank is considering entering into a development coordination agreement with IPA in 2006 relating to the development of the land and construction on it of the Bank's Grand Haven branch banking facility. If such an agreement is entered into with IPA, the Bank would expect to pay less than $50,000 in 2006 for IPA's services under the agreement.

     On May 9, 2005, the Bank entered into a Development Coordination Agreement with IPA. Under the terms of the Agreement, IPA is providing services to the Bank relating to the development of the land owned by the Bank at 5797 Harvey Street, Norton Shores, Michigan, and construction of a banking and general office facility on the land. The Agreement provides that IPA will be paid a development coordination fee of $135,000 for its services over a period of fifteen months, and be reimbursed for certain related expenses.

     Effective June 27, 2000, the Board of Directors authorized the issuance and sale by the Company of up to $4,000,000 of Floating Rate Subordinated Notes. The Board of Directors authorized the sale to obtain funds for the Company to contribute to the Bank as additional capital. The Subordinated Notes, subject to certain adjustments, bore interest at one and one-half percent above the prime rate, and based on subsequent extensions matured on June 30, 2009. They were subordinated to the repayment of all obligations of the Company for borrowed money and certain other obligations. The Company was permitted to prepay the Subordinated Notes at any time on one day's notice without any prepayment fee. The terms of the Subordinated Notes and their issuance were approved and recommended to the Board of Directors for approval by a special independent committee of the Board of Directors whose members would not directly or indirectly purchase any of the Subordinated Notes. Effective June 28, 2000, the following persons, all of whom were directors of the Company and the Bank at the time, purchased Subordinated Notes from the Company for the following amounts, Mr. Chandonnet -- $140,000, Mr. Gluhanich -- $70,000, Mr. Hegedus -- $350,000,
and Mr. Hilt, through his IRA account -- $525,000. Effective September 27, 2000, the following, all of whom were directors at the time, purchased Subordinated Notes for the following amounts, Mr. Chandonnet -- $60,000, Mr. Gluhanich -- $30,000, Mr. Hegedus -- $150,000, and Mr. Hilt, through his IRA account -- $225,000; and Community Shores LLC purchased a Subordinated Note in the amount of $35,000. Effective December 26, 2000, Community Shores LLC purchased a Subordinated Note in the amount of $420,000. During 2001, Community Shores LLC purchased six Subordinated Notes which aggregated $1,395,000 in amount. During 2002, Community Shores LLC purchased two Subordinated Notes which aggregated $200,000. In March of 2003, the Company prepaid $1,050,000 of the outstanding Subordinated Notes that it had issued to Community Shores

LLC. During 2004, Community Shores LLC purchased two Subordinated Notes which aggregated $400,000. Community Shores LLC is a Michigan limited liability company formed on June 8, 2000 whose members are Messrs. Bliss, Bogner, Chandonnet, Cherette, Essex, Gluhanich and Infante. The Company had agreed to adjust the interest rate it paid Community Shores LLC from time to time as may be necessary to maintain the interest rate at two percent above Community Shores LLC's cost of funds, and to make corresponding adjustments in the rate of interest paid to other holders of Subordinated Notes if an adjustment is made to the interest rate payable to Community Shores LLC. The Company also agreed to pay the out-of-pocket expenses of the purchasers of the Subordinated Notes in connection with their purchase, and any fees payable by Community Shores LLC to its lender, who provided funds to Community Shores LLC so that it could acquire Subordinated Notes. The repayment of the loans from the lender were guaranteed by the members of Community Shores LLC up to specified amounts that differed for each member, and were proportional to their ownership interest in Community Shores LLC. In the third quarter of 2004, the remaining balance of all of the outstanding Subordinated Notes was prepaid in full by the Company. The payment consisted of outstanding principal aggregating $2,950,000, and accrued and unpaid interest.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of filings, the Company believes that all reports required to be filed under Section 16(a) for 2005 were timely filed, except that Jose A. Infante, the Chairman of the Board, President and Chief Executive Officer of the Company, filed one report on Form 5 late relating to one gift transaction between family members.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Crowe Chizek as the Company's independent registered public accountants for the year ending December 31, 2006. Crowe Chizek has served as the Company's independent auditors since the Company was formed in 1998. Services provided to the Company and its subsidiaries by Crowe Chizek in 2005 are described under "Fees to Independent Auditors for 2005 and 2004," below.

     The Board of Directors is asking the Company's shareholders to ratify the selection of Crowe Chizek as the Company's independent registered public accountants. Although ratification is not required by the Company's Bylaws or otherwise, the Board is submitting the selection of Crowe Chizek to our shareholders for ratification as a matter of good corporate practice.

     Representatives of Crowe Chizek plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

     The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the ratification of the appointment of Crowe Chizek. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2006.

     In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

FEES TO INDEPENDENT AUDITORS FOR 2005 AND 2004

     The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to the Company for 2005 and 2004.

                       2005      2004
                     -------   -------
Audit Fees (1)       $62,500   $57,500
Audit-Related Fees         0         0
Tax Fees (2)          14,850    13,440
All other fees (3)    14,490    82,312

(1) Includes the aggregate fees billed for professional services rendered by Crowe Chizek for 2005 and 2004 for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-QSB.

(2) Principally tax compliance services (including U.S. federal and state tax returns), review of quarterly tax computations and consultations regarding various tax strategies.

(3) Principally regulatory compliance review services for 2005 and consulting services focused on bank product design and pricing, competitor analysis and market growth and penetration strategies for 2004.

     The Audit Committee's policy is to pre-approve all audit services and non-audit services that are to be performed for the Company by its independent auditors. This duty has not been delegated to any one or more designated members of the committee. All of the services described in the table above were pre-approved by the Audit Committee.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     A proposal submitted by a shareholder for the 2007 annual meeting of shareholders must be sent to the Secretary of the Company, 1030 Norton Avenue, Muskegon, Michigan 49441, and received by December 14, 2006 in order to be eligible to be included in the Company's proxy statement for that meeting.

     A shareholder who intends to present a proposal for the 2007 annual meeting of shareholders, must provide the Company with notice of such intention by February 27, 2007, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2007 annual meeting with respect to any such proposal without discussion of the matter in the Company's proxy statement. A shareholder intending to present a proposal for the 2007 annual meeting of shareholders must also comply with the advance notice and other requirements set forth in the Company's Bylaws.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

PROXY

                        COMMUNITY SHORES BANK CORPORATION

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2006

     The undersigned hereby appoints Robert L. Chandonnet and Roger W. Spoelman, and each of them, with power to act without the other and with power of substitution in each, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote all of the shares of Community Shores Bank Corporation common stock of the undersigned, at the annual meeting of shareholders of Community Shores Bank Corporation to be held on May 11, 2006, and at any adjournments or postponements of the meeting, with all powers which the undersigned would have if present at the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED, FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side)



--------------------------------------------------------------------------------
                             - FOLD AND DETACH HERE -




                             YOUR VOTE IS IMPORTANT

          Time is short. Please take action immediately to vote your shares! This will ensure your vote is counted. REMEMBER, FAILURE TO VOTE MAY CAUSE COMMUNITY SHORES BANK CORPORATION TO INCUR ADDITIONAL COSTS. Please vote your proxy immediately.

          If you have any questions or need assistance, please call Mellon Investor Services LLC, who is assisting us, toll-free at (888) 213-0883.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES AND "FOR" THE PROPOSAL. Please
                                                                                            Mark Here [ ]
                                                                                            for Address
                                                                                            Change or
                                                                                            Comments
                                                                                            SEE REVERSE SIDE

                                                                                                        FOR AGAINST ABSTAIN
1. Election of Directors.                                    2. Proposal to ratify appointment of Crowe [ ]   [ ]     [ ]
                                  FOR                           Chizek and Company LLC as the Company's
                              ALL NOMINEES     WITHHOLD FROM    independent registered public
Nominees:                 (except as indicated  ALL NOMINEES    accountants.
                           on the line below)
(01) John C. Carlyle              [ ]                [ ]     3. In their discretion, the Proxies are authorized to vote upon such
(02) Dennis L. Cherette                                         other matters as may properly come before the meeting, or at any
(03) Roger W. Spoelman                                          adjournment or postponement of the meeting.

Withheld for any nominees you list below:                           PLEASE VOTE, DATE AND SIGN BELOW, AND RETURN PROMPTLY IN THE
(Write those nominees' names in the space provided below.)                               ENCLOSED ENVELOPE.

_________________________________________________


SIGNATURE _________________ SIGNATURE ________________ DATE ______________, 2006

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF A CORPORATION OR OTHER ENTITY, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.
--------------------------------------------------------------------------------
                             - FOLD AND DETACH HERE -

     COMMUNITY SHORES
     BANK CORPORATION

     Dear Shareholder,

          Enclosed with this proxy is your Notice of Community Shores Bank Corporation's Annual Meeting and Proxy Statement, and 2005 Annual Report. We encourage you to carefully read these materials and exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the proxy card, detach it, and return your proxy vote in the enclosed postage paid envelope, or mail it to Community Shores Bank Corporation care of Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986.

          Your proxy card must be received prior to the annual meeting of shareholders on May 11, 2006.

     Sincerely,

     Community Shores Bank Corporation